                                                                     EXHIBIT 3.2


THE MEMBERSHIP INTERESTS EVIDENCED BY THIS DOCUMENT ARE SUBJECT TO RESTRICTIONS
  ON ASSIGNMENT AND TRANSFER SET FORTH HEREIN. THE MEMBERSHIP INTERESTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW
  AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNTIL SUCH MEMBERSHIP INTERESTS HAVE BEEN SO REGISTERED OR UNTIL THE MANAGING MEMBER HAS RECEIVED AN OPINION OF
 LEGAL COUNSEL, OR OTHER ASSURANCES SATISFACTORY TO THE MANAGING MEMBER, THAT THE MEMBERSHIP INTEREST MAY LEGALLY BE SOLD OR OTHERWISE TRANSFERRED WITHOUT
               SUCH REGISTRATION, ALL AS PROVIDED IN THIS DOCUMENT.



                                 OPERATING AGREEMENT


                                          OF


                                  EPIC RESORTS, LLC



                                     dated as of


                                     July 7, 1998

                                  TABLE OF CONTENTS
                                                                                      Page
                                                                                      ----
1.   ORGANIZATIONAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.1  Formation of the Company. . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.2  Name. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.3  Purpose of the Company; Business. . . . . . . . . . . . . . . . . . . . . . . .1
     1.4  Principal Place of Business, Office and Agent . . . . . . . . . . . . . . . . .1
     1.5  Term of Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.6  Fictitious Business Name Statement; Other Certificates. . . . . . . . . . . . .2
     1.7  Status of Members; Names and Addresses. . . . . . . . . . . . . . . . . . . . .2
     1.8  By-Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

2.   DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

3.   CAPITALIZATION MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     3.1  Original Members; Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     3.2  Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     3.3  Additional Members. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     3.4  Additional Contributions. . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     3.5  Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     3.6  Withdrawal. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     3.7  Preemptive Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5

4.   CAPITAL ACCOUNTS AND ALLOCATIONS . . . . . . . . . . . . . . . . . . . . . . . . . .5
     4.1  Capital Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     4.2  Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     4.3  Allocations of Book Income and Loss . . . . . . . . . . . . . . . . . . . . . .5
     4.4  Tax Allocations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     4.5  Allocations Upon Transfer of Interests; Admissions; Changes . . . . . . . . . .6

5.   DISTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     5.1  Limitation on Distributions . . . . . . . . . . . . . . . . . . . . . . . . . .7
     5.2  Distributions Prior to Liquidation and Winding-Up . . . . . . . . . . . . . . .7
     5.3  Distributions Upon Liquidation and Winding-Up . . . . . . . . . . . . . . . . .7
     5.4  Set Off . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8

6.   MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     6.1  Powers of the Managing Member.. . . . . . . . . . . . . . . . . . . . . . . . .8
     6.2  Limitations on the Power of the Managing Member . . . . . . . . . . . . . . . 10
     6.3  Duties of the Managing Member . . . . . . . . . . . . . . . . . . . . . . . . 10
     6.4  Tax Matters Member. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     6.5  Transactions with Other Members and Affiliates. . . . . . . . . . . . . . . . 12
     6.6  Board of Managers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     6.7  Authority of the Board of Managers. . . . . . . . . . . . . . . . . . . . . . 13

7.   POWERS AND DUTIES OF AND LIMITATIONS UPON THE MEMBERS. . . . . . . . . . . . . . . 13

                                     - ii -


                                                                                      Page
                                                                                      ----
     7.1  Rights of the Non-Managing Members. . . . . . . . . . . . . . . . . . . . . . 13
     7.2  Limitations on the Rights of Non-Managing Members; Members' Dissenter's
          Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     7.3  Limited Liabilities of the Members. . . . . . . . . . . . . . . . . . . . . . 14
     7.4  Procedures to Obtain Member Approval. . . . . . . . . . . . . . . . . . . . . 14

8.   TRANSFERS OF INTERESTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     8.1  General Restriction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     8.2  General Provisions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     8.3  Securities Law Representations and Transfer Restrictions. . . . . . . . . . . 17
     8.4  Certain Permitted Transfers by Members. . . . . . . . . . . . . . . . . . . . 17
     8.5  Legends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

9.   DISSOLUTION OF THE COMPANY AND DISTRIBUTIONS
     UPON DISSOLUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     9.1  Dissolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     9.2  No Withdrawal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     9.3  Election to Continue the Company. . . . . . . . . . . . . . . . . . . . . . . 18
     9.4  Winding-Up and Liquidation of the Company . . . . . . . . . . . . . . . . . . 19
     9.5  Time for Winding-Up . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     9.6  Final Accounting. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

10.  STANDARD OF CARE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

11.  AMENDMENT OF AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     11.1 Amendment by Managing Member. . . . . . . . . . . . . . . . . . . . . . . . . 21
     11.2 Other Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     11.3 Execution of Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

12.  POWER OF ATTORNEY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     12.1 Grant of Power. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     12.2 Irrevocable Nature. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     12.3 Transfer of Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

13.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     13.1 Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     13.2 Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     13.3 Notice of Tax Examinations. . . . . . . . . . . . . . . . . . . . . . . . . . 23
     13.4 Whole Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     13.5 Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     13.6 Binding Nature. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     13.7 Invalidity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     13.8 Counterparts; Further Documents . . . . . . . . . . . . . . . . . . . . . . . 24
     13.9 Construction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

                                    - iii -

                                 OPERATING AGREEMENT
                                          OF
                                  EPIC RESORTS, LLC

     THIS OPERATING AGREEMENT OF EPIC RESORTS, LLC, a Delaware limited liability company (the "Company"), (this "Agreement") is entered into as of July 7, 1998 by and between Epic Membership Corp., a Delaware corporation, as the managing member (the "Managing Member"), and Thomas F. Flatley, as the non-managing member (the "Non-Managing Member"). Unless the context otherwise requires, terms which are capitalized and not otherwise defined in context shall have the meanings set forth or cross-referenced in SECTION 2 of this Agreement.

     In consideration of the mutual covenants and subject to the terms and conditions of this Agreement, the Members hereby agree as follows:

1.   ORGANIZATIONAL MATTERS

     1.1 FORMATION OF THE COMPANY. The Company was formed as a limited liability company under the Act upon the execution and filing with the Secretary of State of Delaware of the Certificate of Formation of the Company.

     1.2  NAME.  The name of the Company is: "EPIC RESORTS, LLC".

     1.3 PURPOSE OF THE COMPANY; BUSINESS. The Company has been formed for the purposes of (a) acquiring and developing vacation ownership resorts and marketing and selling vacation ownership interests in such resorts, (b) any other activity or purpose which is lawful for a limited liability company to engage in under the Act, and (c) engaging in such other activities incidental or ancillary thereto as the Managing Member deems desirable or necessary.

     1.4 PRINCIPAL PLACE OF BUSINESS, OFFICE AND AGENT. The principal place of business and mailing address of the Company and the office where the records
described in SECTION 6.3(1)   shall be kept shall be 1150 First Avenue, Suite
900, King of Prussia, Pennsylvania 19406, or at such other location as shall be specified from time to time by the Managing Member. The statutory agent of the Company in Delaware shall be The Corporation Trust Company, with a mailing address of 1209 Orange Street, Wilmington, Delaware 19801. The Managing Member, from time to time and without further amendment to this Agreement, may change the statutory agent in Delaware or the principal place of business of the Company. The Company also may establish additional places of business or offices for maintenance of records as it may determine are necessary or appropriate.

     1.5 TERM OF COMPANY. The Company commenced upon the filing with the Secretary of State of Delaware of the Certificate of Formation, and, unless sooner dissolved under SECTION 9.1, shall continue in perpetuity.

     1.6 FICTITIOUS BUSINESS NAME STATEMENT; OTHER CERTIFICATES. The Managing Member shall, from time to time, register the Company as a foreign limited liability company and file such fictitious or trade name statements or certificates in such jurisdictions and offices as the Managing Member considers necessary or appropriate. The Company may do business under any fictitious business names deemed desirable by the Managing Member. The Managing Member shall, from time to time, file or cause to be filed such certificates of amendment, certificates of cancellation, or other certificates as such Managing Member deems necessary or desirable under the Act or under the laws of any jurisdiction in which the Company is doing business to establish and continue the Company as a limited liability company or to protect the limited liability of the Members.

     1.7 STATUS OF MEMBERS; NAMES AND ADDRESSES. The Managing Member, and additional or substituted Managing Members, the Non-Managing Member and any additional or substituted Non-Managing Members shall be members, as that term is used in the Act, subject to the terms and provisions of this Agreement. The Managing Member shall maintain at the Company's principal place of business a list that sets forth: the names and business or residence addresses of the Members, separately identified as to their status as Managing Member or Non-Managing Member.

     1.8 BY-LAWS. The By-Laws of the Company, as the same have been executed and delivered by the Members, and as hereafter amended from time to time as provided therein, are hereby incorporated herein by reference and constitute a part of this Agreement. If any provision of this Agreement conflicts with any provision of the By-laws, the terms and provision of this Agreement shall control.

2.   DEFINITIONS

     2.1 "ACT" means the Delaware Limited Liability Company Act set forth in Title 6 Chapter 18, Sections 18-101 ET SEQ. of the Delaware Code, as amended from time to time. Any reference to the Act shall automatically include a reference to any subsequent or successor limited liability company law in Delaware.

     2.2 "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the "controlled" Person, whether through ownership of voting securities, by contract or otherwise. The term "Affiliate" shall also include any Person who is related by blood or marriage to the Person in question.

     2.3 "AGREEMENT" means this Agreement as amended from time to time as provided in ARTICLE 11.

     2.4 "BOARD" or "BOARD OF MANAGERS" shall mean the Board of Managers of the Company created under SECTION 6.6.

     2.5 "BOOK" means the method of accounting prescribed for compliance with the capital account maintenance rules set forth in Article II of APPENDIX A, as distinguished from any accounting method which the Company may adopt for other purposes such as financial reporting.

     2.6 "BY-LAWS" means the By-Laws of the Company attached hereto as APPENDIX B.

     2.7 "CAPITAL ACCOUNT" means the capital account of a Member maintained in accordance with SECTION 4.1.

     2.8 "CODE" means the Internal Revenue Code of 1986, as amended. References to specific sections of the Code shall be deemed to include references to corresponding provisions of any succeeding internal revenue law of the United States of America.

     2.9 "COMPANY" means EPIC RESORTS, LLC, a Delaware limited liability company, and any limited liability company continuing the business of the Company after dissolution, as provided herein.

     2.10 "FISCAL YEAR" means the fiscal year of the Company as determined by the Managing Member from time to time, and, initially, means a fiscal year ending on December 31.

     2.11 "INTEREST" means a membership interest in the Company, including such Member's Share, any and all benefits to which a Member may be entitled under this Agreement and the obligations of a Member under this Agreement, whether as a Managing Member or a Non-Managing Member. Each Interest will consist of one or more Units, which will be represented by a certificate as provided in the By-laws.

     2.12 "MANAGER" means a member of the Board.

     2.13 "MANAGING MEMBER" means Epic Membership Corp. or any successor or substitute Managing Member in its capacity as Managing Member. Reference to a particular Managing Member by name or otherwise shall not, unless the context clearly requires otherwise, include a Member that was or is its predecessors or successors in interest.

     2.14 "MEMBERS" means and includes all of the Managing Members and Non-Managing Members. Reference to a "Member" means any one of the Members. A Managing Member having or acquiring an Interest as a Non-Managing Member shall also be a Non-Managing Member and, for all purposes of this Agreement, references to Members of any class or their Interests do not include such Members in their capacities as Members of another class or their Interests as another class of Member. Where an Interest is owned in joint tenancy or tenancy in common, the joint tenants or tenants in common with respect to such Interest shall be considered one Member. Reference to any Member shall, unless the context clearly requires otherwise, include his predecessor and successor (other than a mere assignee) in interest.

     2.15 "MEMBER APPROVAL" means the approval of those Members holding more than 50% of the Units outstanding at such time.

     2.16 NON-MANAGING MEMBER" means each person admitted to the Company as a Non-Managing Member as long as that person holds an Interest as a Non-Managing Member in the Company and any successor to a Non-Managing Member who has been admitted as a Non-Managing Member to the Company.

     2.17 "PERMITTED TRANSFEREE" means

          (a)  a Member;

          (b)  the Company;

          (c) with the approval of the Managing Member, a trust set up for the benefit of the transferor or a Permitted Transferee; or

          (d) upon the death of a Member, the executor or legal representative handling such deceased Member's estate; provided, however, that such executor or legal representative shall have executed a counterpart of this Agreement on behalf of such deceased Member's estate agreeing to be bound hereby as a Member.

     2.18 "PERSON" or "PERSON" means and includes any natural person and any corporation, firm, partnership, trust, estate, limited liability company or other entity resulting from any form of association.

     2.19 "SERVICE" means the Internal Revenue Service, or its successor administrative agency, under the laws of the United States.

     2.20 "SHARE" means, with respect to any Member, a percentage determined pursuant to SECTION 4.2.

     2.21 "TMP" has the meaning set forth in SECTION 6.4.

     2.22 "TRANSFER" means any sale, assignment, pledge, hypothecation, encumbrance, disposition, transfer (including, without limitation, a transfer by will or intestate distribution), gift or attempt to create or grant a security interest in any Interest or interest therein or portion thereof, whether voluntary or involuntary, by operation of law or otherwise.

     2.23 "UNIT" means a unit of a Member's Interest in the Company.

     2.24 "WARRANT" means a warrant to purchase one or more Units in the Company.

3.   CAPITALIZATION MATTERS

     3.1 ORIGINAL MEMBERS; MERGER. The Company was formed by Thomas F. Flatley and was merged on July 1, 1998 with Epic Resorts, Inc., a Delaware corporation wholly-owned by Mr. Flatley, with the Company as the surviving entity.

     3.2 CAPITALIZATION. The number of Units which the Company is authorized to have outstanding is 2,000,000 Units. The Units will be represented by certificates, as provided in the By-laws.

     3.3 ADDITIONAL MEMBERS. New Members may be admitted upon such terms and conditions and for such capital contributions as may be approved by the Managing Member; PROVIDED that any Person who exercises a Warrant shall be admitted as a Non-Managing Member.

     3.4 ADDITIONAL CONTRIBUTIONS. No Member shall be obligated to make any additional capital contribution to the Company except as may be determined by the unanimous written consent of all the Members.

     3.5 INTEREST. No Member shall be paid interest on capital contributions to the Company.

     3.6 WITHDRAWAL. No Member shall be entitled to withdraw any portion of its paid-in capital contribution and no Member shall have any right to a return of capital except through distributions as provided in ARTICLE 5 of this Agreement.

     3.7 PREEMPTIVE RIGHTS. No Members shall have any preemptive rights with respect to the issuance of any Units.

4.   CAPITAL ACCOUNTS AND ALLOCATIONS

     4.1 CAPITAL ACCOUNTS. A Capital Account shall be maintained for each Member in the manner set forth in Article II of APPENDIX A, which is attached to and is a part of this Agreement.

     4.2 SHARES. Each Member's Share shall be a percentage equal to (a) the number of outstanding Units owned by such Member divided by (b) the aggregate number of Units outstanding at such time. Initially each Member's Shares will be the respective percentage set forth in Schedule 3.1. In the event that new Members are added, the Shares of the Members shall be adjusted to reflect the Units issued to such new Members.

     4.3 ALLOCATIONS OF BOOK INCOME AND LOSS. Except as otherwise provided in this Article 4, and subject to the provisions of Article III of APPENDIX A:

          (a) The Company's net Book income for each Fiscal Year shall be allocated among the Members as follows:

               (i) first, to any Members who have previously been allocated net Book loss pursuant to SECTION 4.3(b), in such a manner as to reverse the effects of such prior allocations in the inverse order in which such prior allocations were made;

               (ii) second, to the Members in the amounts and proportions necessary to cause the Capital Account balances of all Members to be in proportion to their respective Shares; and

               (iii) third, to the Members in proportion to their respective Shares.

          (b) The Company's net Book loss for each Fiscal Year shall be allocated among the Members as follows:

               (i) first, to the Members in proportion to their respective Shares, until the Capital Account balances of all Members have been reduced to zero; PROVIDED, that if any Member's Capital Account balance is reduced to zero pursuant to this SECTION 4.3(b)(i) when one or more other Members have positive Capital Account balances, further losses pursuant to this
     SECTION 4.3(b)(i) shall be allocated to such other Members in proportion to their respective Shares, and shall not be allocated to any Member whose Capital Account has been reduced to zero; and

               (ii) second, to the Members in proportion to their respective Shares.

          (c) In the event that the Company converts to corporation status and such corporation consummates an initial public offering of its capital stock, then, prior to any allocations of Book income or loss under paragraph (a) or (b) of this Section 4.3, each holder of a Warrant who has exercised such Warrant and has thereby become a Member will receive a special allocation of Book income (including, if necessary, items of gross income) in an amount sufficient to cause his Capital Account balance to bear the same relationship to the total of all Capital Accounts as the number of Units held by such former warrantholder bears to the total number of Units then outstanding. If the Company's Book income is insufficient to allow this special allocation to be made, the Company will sell shares of corporation stock to generate sufficient gain to permit such special allocation to be made in full. To the extent such sales of corporation stock are made, the consideration that the Member will receive in exchange for such Member's Units will consist partially or wholly of cash.

     4.4 TAX ALLOCATIONS. Except as otherwise provided in Article IV of APPENDIX A, all items of income, gain, loss, and deduction shall be allocated for federal income tax purposes in the same manner as the corresponding allocation for Book purposes.

     4.5 ALLOCATIONS UPON TRANSFER OF INTERESTS; ADMISSIONS; CHANGES. Items allocated pursuant to this ARTICLE 4 to any Interest or portion thereof, which may have been acquired, transferred or as to which there is a changed allocation during any year or period shall be allocated among the Persons who were or were deemed to be holders of such Interests or portions thereof during such year or period, by the use of any convention which is elected by the

Managing Member and permitted under the Code, including, without limitation, an interim closing of the books using a half-month convention. Unless the Company notifies the Persons who were or were deemed to be holders of such Interests or portions thereof during such year or period, such allocations shall be made in proportion to the number of days that each such Person was recognized as the Person who was or was deemed to be the holder of the Interests or portion thereof during such year or period, without regard to the operations of the Company during the year or period in which such Persons are or are deemed to be the holders thereof, and without regard to the date, amount, or recipient of any distributions which may have been made with respect to such Interests. The Company shall treat assignees (regardless of whether or not they are admitted as Members) as holders for purposes of this
ARTICLE 4 and shall be entitled to rely on the books and records of the Company to determine the dates as of which any Person is or is deemed to be a holder of an Interest and any such determination made in good faith shall be conclusive and binding upon all holders.

5.   DISTRIBUTIONS

     5.1  LIMITATION ON DISTRIBUTIONS.

          (a) The Company shall not make any distribution of cash, except to the extent that the Company then has cash available in excess of the sum of
(i) amounts required to pay or make provision for all Company expenses, plus
(ii) all reserves that are considered necessary or appropriate by the Managing Member. To the extent that the Managing Member reasonably foresees that the Company will receive cash or other consideration to satisfy liabilities not yet due and payable, the Company shall not be required to establish reserves or make other provision to satisfy such liabilities prior to making distributions under this ARTICLE 5.

          (b) Distributions of cash shall only be made to the extent cash is available to the Company without requiring (i) the sale of Company assets or the pledge of Company assets at a time or on terms that the Managing Member believes are not in the best interests of the Company or (ii) a reduction in reserves that the Managing Member believes are necessary or desirable for working capital or other Company purposes.

          (c) Anything in this Agreement to the contrary notwithstanding, the Company shall not make any distribution of cash or other property to any Member pursuant to any provision of this Agreement if such distribution would be in violation of any loan or credit agreement or indenture to which the Company is a party or by which it is bound.

     5.2  DISTRIBUTIONS PRIOR TO LIQUIDATION AND WINDING-UP.  Subject to
SECTION 5.1, prior to the commencement of liquidation and winding up, the Managing Member may, in its sole discretion, make distributions of cash to the Members in proportion to their respective Shares.

     5.3 DISTRIBUTIONS UPON LIQUIDATION AND WINDING-UP. During the winding-up period of the Company and through the final liquidation of its assets, the Managing Member, subject to SECTION 5.4, shall distribute cash and other assets of the Company to the Members in proportion to their respective Capital Account balances. Assets distributed in-kind shall be distributed pro-rata in-kind as well as value.

     5.4 SET OFF. The Company shall be entitled to set off against any distribution by the Company to any Member any amounts due and owing by such Member to the Company but any amount so set-off shall be deemed to have been distributed to such Member for all purposes of this Agreement.

6.   MANAGEMENT

     6.1 POWERS OF THE MANAGING MEMBER. Subject to the limitations imposed by the Act and this Agreement, including without limitation, the limitations in Sections 6.2, 6.5 and 6.7, the Managing Member shall have the power to conduct, manage, control, and make all decisions affecting the conduct of the ordinary business, assets and affairs of the Company, including, but not limited to, the power to:

          (a) establish, maintain, deposit in and withdraw from checking, savings, custodial and other accounts in the name of the company in such banks, savings and loan associations, trust companies or other financial institutions as the Managing Member may from time to time select;

          (b) invest any funds of the Company in short-term obligations, money market funds, interest bearing accounts, certificates of deposit, banker's acceptances or commercial paper, until such time as the funds are required for Company purposes or until the Managing Member elects to distribute cash to the Members;

          (c) execute any notifications, statements, reports, returns or other filing that are necessary or desirable to be filed with any state or federal agency, commission, or authority, including any state or federal securities commission;

          (d) purchase or incur the cost of any insurance covering the potential liabilities of the Company, the Managing Member, and any shareholder, director, officer, member, manager or employee of the Managing Member or any agent acting on behalf of the Company, including, without limitation, liabilities resulting from any such Person's service at the request of the Managing Member on behalf of the Company, as a director, officer, general partner, manager or member;

          (e) commence or defend litigation pertaining to the Company, its business or assets, or submit a claim or liability of the Company to arbitration or reference, provided that the Company shall not bear the expenses of any litigation brought against the Managing Member acting in such capacity or any officer, director, manager or member of the Managing Member except in accordance with Section 10.3;

          (f) enter into, make and perform such contracts, agreements and other undertakings, and to do such other acts, as it may deem necessary or advisable for, or as may be incidental to, the conduct of the business contemplated by this Agreement; including, without limitation, contracts, agreements, undertakings and transactions with any Member or with any other person or entity which is an Affiliate of any Member;

          (g) negotiate, enter into, execute and exercise any rights of the Company or grant any waivers or consents on behalf of the Company pursuant to any and all agreements, contracts, guaranties, documents, certificates and other instruments necessary in connection with the management and operation of the Company and accomplishment of its purposes or the conduct of its business;

          (h) sell, exchange, dispose of, transfer, pledge, refinance or otherwise alienate all or part of the assets of the Company and, prior to the liquidation and winding-up period of the Company following dissolution, reinvest any proceeds resulting from the sale or other disposition of all or any part of the assets of the Company in such instruments as are permitted by paragraph (a) above;

          (i) issue notes of the Company and borrow money and make, issue, accept, endorse and execute promissory notes, drafts, bills of exchange, guarantees and other instruments and evidences of indebtedness and secure the payment thereof by mortgage, pledge, or assignment of or grant or a security interest in, all or any part of the Company's then current or after acquired assets;

          (j) do all things necessary to create and enforce the Company's remedies relating to the Members' obligations to make contributions under this Agreement;

          (k)  make tax elections on behalf of the Company;

          (l) authorize or approve all actions in connection with any distribution to Members under this Agreement including, without limitation, when to make a distribution, the amount of any distribution;

          (m) perform any and all acts necessary to pay any and all Company liabilities and other amounts authorized to be paid by the Company pursuant to the provisions of this Agreement;

          (n) employ, on behalf of and in the name of the Company, accountants, attorneys, brokers, consultants or other persons, firms or entities as it shall determine is proper, including persons and entities who may, subject to Section 6.5, be Affiliates, or who perform services for, or have business, financial, family or other relationships with any Member;

          (o) admit Persons as Non-Managing Members at any time or from time to time or accept additional capital contributions from any Non-Managing Member at any time or from time to time;

          (p) admit a Person as a substitute Non-Managing Member upon the Transfer of an Interest in accordance with the provisions of Section 8; and

          (q) delegate to the Officers, other employees and agents of the Company the authority to conduct the business of the Company in the ordinary course in accordance with this Agreement and any policy of delegation that may be adopted and revised from time to time by the Board. Any power not delegated by the Managing Member shall remain with the Managing Member.

          (r) do, or omit, all other acts, and execute, acknowledge or deliver all other instruments, which are necessary to effectuate any of the foregoing, to carry out the purposes of the Company, or which are otherwise desirable.

None of the powers granted in this Section shall be interpreted as broadening or extending powers which are specifically limited by other provisions of this Agreement, including, without limitation, those in Section 6.2 and 6.7.

     6.2  LIMITATIONS ON THE POWER OF THE MANAGING MEMBER.
Notwithstanding Section 6.1, without Member Approval to the specific act, the Managing Member shall have no authority to cause the Company to:

          (a) acquire any general partner or similar unlimited liability interest in any Person;

          (b)  do any act in contravention of this Agreement;

          (c) possess Company property or assign any rights in specific Company property for other then a Company purpose, or commingle any Company bank accounts or moneys with funds of the Managing Member or any other Person;

          (d) assign the property of the Company in trust for creditors or on the assignee's promise to pay the debts of the Company;

          (e)  dispose of the good will of the business of the Company;

          (f) do any other act that would make it impossible to carry on the ordinary business of the Company;

          (g)  confess a judgment; or

          (h) merge or consolidate the Company with any domestic or foreign entity.

     6.3 DUTIES OF THE MANAGING MEMBER. In carrying out its obligations, the Managing Member, on behalf of the Company and at the expense of the Company, shall:

          (a) take all actions which may be necessary or appropriate for the continuation of the Company's valid existence as a limited liability company under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Members or to enable the Company to conduct its business;

          (b) cause the Company to give any and all notices that the Company is required to give to the Members, or any of them, under this Agreement;

          (c) conduct the affairs of the Company in compliance with the applicable laws and in the best interests of the Company and of the Members;

          (d) not permit the use of Company funds or assets for other than the benefit of the Company;

          (e) furnish or cause the Company's accountants to furnish to each Member within ninety days after the end of each calendar year, all information required for federal and state income tax reporting purposes with respect to the Company, including, without limitation, a copy of Schedule K-1 to the Company's federal income tax return for the calendar year most recently ended;

          (f) prepare and file all necessary informational federal income tax forms on behalf of the Company and arrange for the filing by the Company of any and all state and local income and franchise tax returns required to be filed by the Company;

          (g) furnish or cause the Company's accountants to furnish to each Non-Managing Member, not less than ninety days after the end of the calendar year, an audited balance sheet for the Company as of the year most recently ended and the related statements of income and retained earnings, and a statement of the balance of that Non-Managing Member's Capital Account as of the end of such year together with a worksheet setting forth in reasonable detail the calculation of that balance;

          (h) obtain and maintain on behalf of the Company such all risk, public liability, workmen's compensation, officer and directors, errors and omissions, fidelity, forgery and other insurance, if any, as may be available on commercially reasonable terms and as may be deemed necessary or appropriate by the Managing Member;

          (i) provide or arrange for all necessary clerical and administrative personnel;

          (j)  hold all Company property in the Company name;

          (k) use reasonable efforts not to cause the Company to incur debts or other liabilities or obligations beyond the Company's ability to pay such liabilities; and

          (l) maintain and preserve during the term of the Company and for five years thereafter, or for such longer time as is necessary to determine the cost basis of the Company assets, at the Company office designated under Section 1.4 (or, if the Company has been terminated, at the location designated by the Managing
Member in written notice to the Non-Managing Members), complete and accurate books of account in accordance with the provisions of this Agreement, a list of the names and addresses of each Member, copies of the Certificate of Formation of the Company, this Agreement, copies of all tax returns of the Company for the most recent five-year period during the term of the Company.

     6.4 TAX MATTERS MEMBER. Subject to applicable law, the Code and/or any Treasury Regulation to the contrary:

          (a) The Managing Member shall be the Company's tax matters partner pursuant to Section 6231(a)(7) of the Code (the "TMP"). The TMP shall be the liaison between the Company and the Service and the coordinator of the Company's actions pursuant to a Service tax audit of the Company.

          (b) The TMP shall have the duties and authority specifically delegated to a "tax matters partner" under the Code and applicable treasury regulations as well as such other duties and authority as may from time to time be delegated to it by the Members. The duties of the TMP shall include, but not be limited to, the following: (i) to furnish to the Service, when properly requested pursuant to the Code, the name, address, profits interest and taxpayer identification number of each person and/or entity who or which was a Member in the Company at any time during the Company's taxable year; and (ii) to keep each Member informed of all administrative and judicial proceedings for the adjustment, at the Company level, of Company items.

     6.5 TRANSACTIONS WITH OTHER MEMBERS AND AFFILIATES.(a) The Company shall not purchase or sell goods or services from or to, or enter into any arrangement or agreement with, the Managing Member or any of its Affiliates unless the transaction has received Member Approval.

          (b) Except as otherwise limited by Section 6.5(a), the Managing Member may, on behalf of the Company, purchase or sell goods or services from, to, or enter into any arrangement or agreement with, any Non-Managing Member, any Affiliate, any of their respective partners, shareholders, officers, directors or employees, or any Affiliate of any of such Persons, on terms and conditions which are commercially reasonable or are not materially less favorable to the Company than those available from unaffiliated third parties offering similar goods or services of good quality in the same geographic area. All profits and income earned by any such Person as a result of any such transaction shall belong to such Person and not to the Company.

     6.6  BOARD OF MANAGERS.

          (a) INITIAL BOARD OF MANAGERS. There shall be a Board of Managers (the "Board") initially composed of five members. The initial managers comprising the Board shall be Thomas F. Flatley, Robert M. Kramer, James A. Ditanna, Scott J. Egelkamp and Gerald C. Clark.

          (b) DESIGNATED MEMBERS OF THE BOARD OF MANAGERS. The Managers shall be elected by the Managing Member or its successors and assigns.

          (c) TERM OF SERVICE. Each Manager shall serve until the earlier of his or her death, resignation or removal. Any Manager may resign at any time by delivering his or her written resignation to the Chairman.

          (d) REIMBURSEMENT OF EXPENSES. Managers shall be reimbursed for all reasonable expenses incurred in connection with attending meetings of the Board and shall receive such fees, if any, as may be approved from time to time by the Board.

     6.7  AUTHORITY OF THE BOARD OF MANAGERS.

          (a) DELEGATION OF AUTHORITY TO BOARD. The Board shall act solely in an advisory capacity to the Managing Member, unless the Managing Member delegates specific authority to the Board.

          (b) QUORUM FOR TRANSACTION OF BUSINESS. To constitute a quorum at any meeting of the Board where specific authority has been delegated to the Board for the transaction of business at such meeting, there shall be present at least a majority of the Managers. At any meeting of the Board at which a quorum is present, the approval of a majority of the Managers shall be necessary to constitute an action by the Board and shall be binding on the Managing Member.

7.   POWERS AND DUTIES OF AND LIMITATIONS UPON THE MEMBERS

     7.1 RIGHTS OF THE NON-MANAGING MEMBERS. Each Non-Managing Member shall be entitled (i) at its expense, personally or through one or more representatives, upon 5 business days' prior written notice, during regular business hours at the office of the Company maintained under Section 1.5, to inspect and copy all books of account, records, list of Members, agreements, certificates and tax returns and reports required to be kept by the Managing Member pursuant to this Agreement; (ii) to obtain from time to time and upon reasonable demand subject to such confidentiality provisions as the Managing Member reasonably considers appropriate, true and full information regarding the state of the business and the financial condition of the Company, and, promptly after becoming available, copies of the Company's federal, state and local income tax returns and reports for each calendar year; (iii) to engage in activities related and/or competitive with the Company; and (iv) to have such additional rights as are elsewhere provided in this Agreement or by mandatory requirements of applicable law.

     7.2 LIMITATIONS ON THE RIGHTS OF NON-MANAGING MEMBERS; MEMBERS' DISSENTER'S RIGHTS. (a) Except as otherwise provided in this Agreement, no Non-Managing Member (in its capacity as a Non-Managing Member) shall have the right to: (a) take any part whatsoever in the management and control of the ordinary business of the Company; (b) sign for or bind the Company; (c) require partition of the Company property or compel any sales or appraisals of Company assets or of a deceased Member's Interest (despite any provisions of law to the contrary); (d) sell or assign such Non-Managing Member's Interest in the Company or constitute the buyer or assignee thereof a substituted Non-Managing Member; or (e) have such Non-Managing Member's capital contributions repaid, demand property other than cash in payment of such Non-Managing Member's capital contributions or receive interest on such Non-Managing Member's capital contributions.

          (b) No member shall be entitled to any relief as a dissenting Member in the event of any merger of consolidation involving the Company, PROVIDED, HOWEVER, that all Members shall be entitled to receive fair value for their Interests in the event of any such merger or consolidation.

     7.3  LIMITED LIABILITIES OF THE MEMBERS.   (a)  No Member shall have any
obligation to make contributions to the Company nor any liability for any Company obligations. Any liability of a Member to return distributions from the Company shall be limited to the mandatory requirements of the Act.

          (b) No Member has any obligation to present business opportunities to the Company.

     7.4 PROCEDURES TO OBTAIN MEMBER APPROVAL. (a) Member Approval may be given by a vote taken at a meeting of the Members duly called, convened and held in accordance with this Agreement or by written action that may consist of one or more counterparts delivered to the Managing Member or, if there is no Managing Member, to the Non-Managing Members requesting such action, which counterpart or counterparts shall set forth the proposed action to be taken and contain signatures sufficient to constitute Member Approval at such time. The Managing Member shall keep complete and accurate records and notify all Members of the substance of any such written action.

          (b) All Members shall be bound to all other Members by any action taken with, or authorized by Member Approval. Each Member shall exercise all of his or its rights and powers as a Member under this Agreement and applicable law in a manner designed to effectuate the action taken or authorized by the Members and shall execute, acknowledge and deliver such consents, approvals, agreements or other documents or instruments as may be furnished from time to time by the Managing Member in order to effectuate the actions taken or authorized pursuant to Member Approval.

          (c) Meetings of the Members may be called by the Managing Member or by Member Approval. Notice of the time and place of a special meeting of the Members shall be effective if given in accordance with Section 13.1 at least 5 business days prior to the date of the special meeting. Notices of such meeting shall identify the purpose of the meeting or the business to be transacted at the meeting, but the failure to specifically identify an action to be taken or business to be transacted shall not invalidate any action taken or business transacted at a meeting.

          (d) Meetings of the Members may be held at any location, within or without the United States. Members may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

          (e) Whenever notice is required to be given under this SECTION 7.4, a waiver of notice, signed by the Member entitled to notice, whether before or after the time of the meeting, shall be deemed equivalent to notice. A Member's attendance at a meeting shall constitute a waiver of notice of that meeting, except when the Member attends a meeting for the express purposes of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

          (f) Each Member entitled to vote at a meeting or to express consent or dissent to any Company action in writing without a meeting may authorize another Person to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support and irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the Interest itself or an interest in the Company generally.

          (g) Successors in interest to Members who have not been admitted as substitute Members (and the Shares attributable to the Interests to which they have succeeded) shall be ignored in determining whether any percentage required by this SECTION 7.4.

          (h) Each Member shall be entitled to notice in accordance with the provisions of SECTION 7.4 of any meeting of the Members and to attend and participate at any such meeting. If any Member Approval has been obtained by written action, each Member shall be furnished promptly with a copy of the writing by which such Member Approval was given.

8.   TRANSFERS OF INTERESTS

     8.1 GENERAL RESTRICTION. No Member shall, voluntarily or by operation of law, sell, assign, pledge, transfer or otherwise dispose of all or any interest in its Units except in accordance with all the provisions of this SECTION 8. The Company shall not recognize any Transfer of any or all of any Units, or any interest therein, except Transfers made in accordance with the terms and provisions of this Agreement and the By-Laws.

     8.2  GENERAL PROVISIONS. Notwithstanding any other provision of this
Agreement:

          (a) Each Transfer may be effected only with the prior written approval of the Managing Member and with documentation approved in form and substance by the Company. Such documentation must include an agreement by the transferee to be bound by all of the terms and provisions of this Agreement including, without limitation, an acknowledgment and agreement that the Units or portion of or interest in the Units transferred shall be and remain subject to the restrictions set forth in this SECTION 8. Such documentation and such other information as the Company shall reasonably request shall be submitted to the Company at least ten days prior to any proposed Transfer and such proposed Transfer may not be effected if the transferor is given written advice by the Company within ten days after such submission that: (i) additional material or information is required, (ii) additional assurance of compliance with SECTION
8.3 is required, (iii) the documentation submitted is not satisfactory or
(iv) there has been an adverse determination under SECTION 8.2(c).

          (b) Each transferor shall reimburse or cause the reimbursement of the Company for all expenses incurred by the Company relating to the Transfer, including, without limitation, all attorney's fees, filing fees and similar expenses.

          (c)  No Transfer shall be permitted if, in the opinion of the Managing
Member: (i) the transferee does not have a good reputation as to honesty or integrity or is reputed to be of a litigious nature, or (ii) has business interests incompatible or competitive with those of the Company, or (iii) such Transfer alone or in conjunction with one or more other Transfers, would
(A) result in a violation of applicable securities laws, (B) cause termination of the Company under Section 708(b)(1)(B) or any other Section of the Code;
(C) cause a decrease, by reason of the application of Section 168 of the Code, in the amount of annual depreciation otherwise available to the Company; (D) cause any Member to be considered a fiduciary with respect to any benefit plan qualified under the Employee Retirement Security Act; or (E) be an event which would constitute a violation or breach (or with the giving of notice or passage of time would constitute a violation or breach) of any law, regulation, ordinance, agreement or instrument by which the Company or any of its property is bound.

          (d) Any Member who voluntarily Transfers or attempts to Transfer any portion of or interest in its Interest or to effect the admission of a successor Member if the Managing Member concludes that such a Transfer or admission would have an adverse impact of the type described in SECTION 8.2 (c)(iii) shall be liable to the Company, the Managing Member and the Members for any taxes, fines, damages or losses which may be due from them or the Company or suffered by the Company, the Managing Member or the Members if such Transfer actually has an adverse impact of the type described in SECTION 8.2(c)(iii).

          (e) Any attempted Transfer which is not made in accordance with, or which violates any of, the provisions of this SECTION 8, shall be null and void and have no effect and the Company shall be under no obligation to recognize any such Transfer.

          (f) Any provision of this SECTION 8 may be waived by the Members other than the Member proposing to make or which has made the Transfer as to which the waiver is sought.

If there are no Members hereby authorized to make such waiver, it may be made upon Member Approval.

          (g) Any transferee who receives Units pursuant to a Transfer permitted by this SECTION 8 shall receive and hold such Units subject to the terms and provisions of this Agreement and shall be admitted as a Member upon the satisfaction of all of the provisions of this SECTION 8.

     8.3 SECURITIES LAW REPRESENTATIONS AND TRANSFER RESTRICTIONS. Each Member executing this Agreement represents and warrants to the Company and the other Members that the Units which were or are to be purchased or otherwise acquired by such Member have been or will be purchased or acquired for investment for its own account and not as nominee or agent of a principal undisclosed to the Company or with a view toward the distribution thereof in a manner which would require the registration of the offer and sale of Units under the Securities Act of 1933 (the "Securities Act"). No offer and sale of Units has been registered under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act and the rules and regulations promulgated pursuant thereto. Notwithstanding any other provision of this Agreement, but subject to express written waiver by the Managing Member in the exercise of its good faith and reasonable judgment, no Units of a Member may be Transferred without the registration of the Units under the Securities Act or until the Company shall have received such legal opinions as the Managing Member in its good faith and reasonable discretion deems appropriate in light of the facts and circumstances relating to such proposed Transfer together with such representations, warranties and indemnifications from the transferor and the transferee as the Managing Member in its good faith and reasonable discretion deems appropriate to confirm the accuracy of the facts and circumstances that are the basis for any such opinion, and to protect the Company and the other Members from any liability resulting from any such Transfer. Such opinions, representations, warranties and indemnities may be required to include, without limitation, assurance that the transaction is exempt under applicable federal and state securities laws.

     8.4  CERTAIN PERMITTED TRANSFERS BY MEMBERS.

          (a) Subject to the other provisions of this SECTION 8, a Member may voluntarily Transfer any or all of its Units to any Permitted Transferee.

          (b) Subject to the other provisions of this SECTION 8, any change in the legal identity of a corporate Member resulting from any merger, consolidation or other reorganization shall be permitted. In each such case, the entity resulting from any such merger, consolidation or reorganization shall receive and hold or continue to hold the Units subject to all of the terms and provisions of this Agreement.

     8.5 LEGENDS. All certificates, if any, issued to certificate Units now or hereafter owned by the Members shall bear the following legends:

     THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR

     UNDER ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE COMPANY (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY).

     THE INTERESTS EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO
     RESTRICTIONS ON TRANSFER CONTAINED IN THE OPERATING AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME. A COPY OF SUCH
     AGREEMENT WILL BE PROVIDED TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST DELIVERED TO THE COMPANY.

All certificates evidencing Units hereafter issued to a Member for any reason or purpose shall, when issued, bear the appropriate legend or legends, as the case may be.

9.   DISSOLUTION OF THE COMPANY AND DISTRIBUTIONS UPON DISSOLUTION

     9.1 DISSOLUTION. The Company shall be dissolved upon the occurrence of any of the following events, whether or not the event would cause a dissolution under the Act:

          (a)  a Member Approval in favor of the dissolution of the Company; or

          (b)  the entry of a decree of judicial dissolution.

Except as specifically stated in this SECTION 9.1, no event that would cause a dissolution under the Act shall cause a dissolution of the Company.

     9.2 NO WITHDRAWAL. Except as expressly provided in this Agreement, no Member shall have any right to withdraw or resign from the Company. Except as specifically stated in SECTION 9.1, no event that would constitute withdrawal or resignation of a Member under the Act shall constitute a withdrawal or resignation under this Agreement or shall cause a dissolution of the Company.

     9.3 ELECTION TO CONTINUE THE COMPANY. Upon an event of dissolution described in SECTION 9.1, the Company shall be dissolved and wound-up and liquidated pursuant to ARTICLE 9, unless the holders of at least a majority of the outstanding Units within 90 days after such event, elect to continue the Company. In the event the Members elect to continue the Company, the continuing Company shall operate and shall carry on the business of the Company under this

Agreement. The continuing Company shall succeed to all rights and assets of the Company and shall by this Agreement (and without the need for any further act or instrument) assume the Company's liabilities.

     9.4  WINDING-UP AND LIQUIDATION OF THE COMPANY.

          (a) Upon an event of dissolution described in SECTION 9.1, the Managing Member shall (i) deliver to the Secretary of the State of Delaware for filing a certificate of dissolution in accordance with the Act, and (ii) diligently proceed to wind-up the affairs of the Company, liquidate its assets and distribute the assets in accordance with this Agreement. During the time prior to the liquidation, the Company shall be continued as a continuing limited liability company bound by the terms of this Agreement, the continuing limited company shall succeed to all Company assets and liabilities, the business of the Company shall be continued, and the Board shall have the right to do all acts authorized by law for the purpose of winding-up the affairs of the Company.

          (b) In the event of liquidation of the Company, the Managing Member shall take the following steps:

               (i) first, use its best efforts to sell the business of the Company as a going concern;

               (ii) second, to the extent the business of the Company cannot be sold in its entirety as a going concern, determine which Company properties and assets should be distributed in kind, and dispose of all other Company properties and assets at the best cash price obtainable therefor;

               (iii) third, apply Company property to the payment of the debts and liabilities of the Company, the expenses of liquidation and the establishment of any reserves deemed necessary by the Managing Member;

               (iv) fourth, repay any loans and advances (other than capital contributions) by Members and all accrued interest thereon; and

               (v) fifth, distribute any remaining Company assets to the Members in accordance with their positive Capital Account balances as determined pursuant to SECTION 4.1.

If any reserves are established in connection with the foregoing, the Managing Member may pay over the amounts reserved to an escrow agent to be held by it for the purposes of disbursing the reserves in payment of any contingencies which may arise and, at the expiration of any period as the Managing Member considers advisable, for distribution of the balance of the funds in the same manner and with the same priorities as are provided in clause 9.4(b)(v). The Members shall look solely to the assets of the Company for the return of their capital contributions.

     9.5 TIME FOR WINDING-UP. A reasonable time, up to three years, shall be allowed for the orderly liquidation of assets of the Company and the discharge of liabilities to creditors so as to enable the Managing Member to minimize the normal losses attendant upon a liquidation.

     9.6 FINAL ACCOUNTING. Each of the Members shall be furnished with a statement setting forth the assets and liabilities, if any, of the Company as of the date of the complete liquidation which shall be audited and certified to by the Company's independent public accountants. Upon the compliance by the Managing Member with the distribution provisions of this Agreement, the Members shall cease to be members and the Company shall cease to exist.

10.  STANDARD OF CARE

     10.1 The Managing Member and any of its directors, officers, stockholders, employees or Affiliates, any Manager, and any officer or employee of the Company (each such person, an "Indemnitee") in the performance of his duties, shall be fully protected in relying in good faith on information, opinions, reports, or statements, including financial statements, books of account and other financial data, if prepared or presented by: (i) one or more officers or employees of the Company; or (ii) legal counsel, public accountants, or other Persons which he reasonably believes have professional or expert competence.

     10.2 No Indemnitee shall be liable for damages to the Company or any present or former Member with respect to claims relating to his or her conduct for or on behalf of the Company, except that any of the foregoing Persons shall be liable to the Company for damages to the extent that it is proved by clear and convincing evidence (i) that his, her or its conduct was not taken (A) in good faith, (B) in a manner reasonably believed to be in or not opposed to the best interests of the Company, or (C) with the care that an ordinarily prudent Person in a like position would use under similar circumstances; or (ii) with respect to any criminal action, proceeding or investigation, he or it had no reasonable cause to believe his or its conduct was unlawful.

     10.3 INDEMNIFICATION.

          (a) The Company shall indemnify each Indemnitee (subject to any limitation now or hereafter required by law) against any cost, expense (including legal or other expenses reasonably incurred in investigation or defense), amount paid in settlement, judgment or liability incurred by or imposed upon an Indemnitee in connection with any action, suit or proceeding (including civil, criminal, administrative or investigative proceedings) to which an Indemnitee may be a party or otherwise involved or with which an Indemnitee shall be threatened, arising out of or in connection with an Indemnitee's activities or involvement with the Company or the Managing Member; except that no Indemnitee shall be indemnified with respect to any matter as to which Indemnitee shall have failed to act in good faith, in a manner he or she reasonably believes to be in or not opposed to the best interests of the Company, and with the care that an ordinarily prudent person in a similar position would use under similar circumstances.

          (b) Indemnification under this Section 10.3 shall not be deemed exclusive of any other rights to which an Indemnitee may be entitled under any rule of law (whether common law or statutory), agreement or arrangement, whether as to action in an official capacity and as to action in another capacity while holding such position or while employed by or acting as agent for the Company. Indemnification under this Section 10.3 shall continue as to an Indemnitee who has ceased to serve in any capacity on behalf of the Company and shall inure to the benefit of the heirs, successors, executors and administrators of such Indemnitee.

          (c) The Company may indemnify any employee or agent of the Company and any employee or agent of the Managing Member serving in any capacity on behalf or at the request of the Managing Member of the Company upon such terms and conditions as the Managing Member considers appropriate.

          (d) The Company may purchase and maintain insurance for the benefit of any Person entitled to indemnification under Section 10.3(a) or to whom the Managing Member may extend rights of indemnification under Section 10.3(c) against any liability asserted against and incurred by such Person or on his behalf in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of this Section 10.3.

     10.4 COSTS AND EXPENSES. Subject to any mandatory requirements of law to the contrary, any costs and expenses for which indemnification may be provided hereunder may be paid by the Company in advance of the final disposition of any action, suit or proceeding upon receipt of an undertaking by or on behalf of an Indemnitee to repay such costs and expenses if it should ultimately be determined that such person is not entitled to indemnification under this
Section 10.

11.  AMENDMENT OF AGREEMENT

     11.1 AMENDMENT BY MANAGING MEMBER. Except as otherwise specifically provided in this Agreement, the Managing Member may adopt an amendment to this Agreement to do any one or more of the following:

          (a) to implement or effectuate the provisions of any part of this Agreement or to continue the Company for the term provided herein under the laws of the State of Delaware and of any state or jurisdiction in which it shall do business;

          (b) to take any action, on the advice of counsel to the Company, as may be necessary or appropriate to satisfy then current requirements of the Code with respect to partnerships or limited liability companies that have been structured to be classified as partnerships under the Code or any applicable laws or regulations; or

          (c)  to cure any ambiguity, defect or inconsistency.

All Members shall be furnished with a copy of such amendment prior to its adoption.

     11.2 OTHER AMENDMENTS. Except as specifically provided in SECTION 11.1 or otherwise in this Agreement:

          (a)  all amendments to this Agreement shall require Member Approval;

          (b) Any amendment that would increase a Member's obligation to make contributions to the capital of the Company or further limit a Member's ability to hold or make a Transfer of his, her or its Units, shall be effective with respect to a Member only if the Member does not act to disapprove the amendment by returning, within 30 days after the request is made, an executed counterpart of a proposed consent to the amendment, indicating his disapproval of such action.

     11.3 EXECUTION OF AMENDMENTS. Each Member shall execute all documents and instruments necessary to evidence his or its approval of all actions, including, without limitation, amendments to this Agreement, taken or authorized by the Members as provided in this Agreement.

12.  POWER OF ATTORNEY

     12.1 GRANT OF POWER. Each Member hereby irrevocably makes, constitutes and appoints the Managing Member, his, her or its true and lawful attorney in his, her or its name, place and stead, with full power of substitution and resubstitution, and with the power from time to time to substitute or resubstitute one or more others as such attorney, to make, execute, swear to, acknowledge, verify, deliver, file, record and publish any or all of the following:

          (a) All documents, certificates or other instruments (including, without limitation, fictitious name certificates and trade name certificates) which may be required to be filed by the Company under the laws of the State of Delaware or of any other state or jurisdiction in which the Company shall transact business or in which the Managing Member shall deem it advisable to file.

          (b) All documents, certificates or other instruments which may be required or deemed advisable by the Managing Member to do all such things as shall be necessary to continue the Company under the laws of the State of Delaware and of any state or jurisdiction in which it shall do business;

          (c) Amendments to this Agreement authorized or approved in accordance with other provisions of this Agreement and all documents, certificates or other instruments deemed necessary by the Managing Member;

          (d) All documents, certificates or other instruments which may be required to effectuate, or evidence all the Members' consent to, approval of, and agreement with, any action taken or authorized pursuant to the terms of this Agreement; and

          (e) All documents, consents and waivers required to retain professional services, including accounting and legal counsel, for the Company (including, without limitation, the waiver on behalf of the Company and each of the Members of any conflict arising from such professionals' representation of another client on matters in which the interests of the Company, any Member, or any Affiliate of the Company or any Member may be adverse to such other client).

     12.2 IRREVOCABLE NATURE. It is expressly intended by each Member that the foregoing power of attorney is a special power of attorney coupled with an interest in favor of each of those appointed as attorney-in-fact on his or its behalf, and as such shall be irrevocable and shall survive such Member's death, incompetence (including an adjudication of insanity) or, in the case of a Member which is not a natural person, its merger, liquidation, dissolution or other termination of existence.

     12.3 TRANSFER OF INTERESTS. The foregoing power of attorney shall survive the delivery of an instrument of transfer by any Member of the whole or any portion of or interest in his Interest, except that where a transferee of such Interest has been approved as a substituted Member and the transferor shall thereupon cease being a Member, all in accordance with this Agreement, then the foregoing power of attorney of the transferor Member shall survive the delivery of such instrument of transfer for the sole purpose of enabling the attorneys-in-fact for such transferor Member, or any of such attorneys-in-fact, to execute, swear to, acknowledge and file any and all instruments necessary to effectuate such Transfer and substitution or succession.

13.  MISCELLANEOUS

     13.1 NOTICES. All notices to the Company shall be sent by personal delivery, confirmed facsimile or recognized overnight courier, addressed to the Company at the Company's principal place of business. All notices to a Member shall be sent by personal delivery, confirmed facsimile or recognized overnight courier addressed to such Member at the address as may be specified by the Member from time to time in a notice to the Company. All notices shall be deemed received upon receipt.

     13.2 WAIVER. Each of the Members hereby irrevocably waives any and all rights, duties, obligations and benefits with respect to any action for partition of Company property or to compel any sale or appraisal thereof or any deceased Member's interest therein. Further, all rights, duties, benefits and obligations including inventory and appraisal of the Company assets or sale of a deceased Member's interest therein, provision for which is made in the laws of Delaware, or on account of the operation of any other rule or law of any other jurisdiction to compel any sale or appraisal of Company assets or sale or appraisal of a deceased Member's interest therein, are hereby waived and dispensed with and the Interest of a deceased Member shall be subject to the provisions of this Agreement.

     13.3 NOTICE OF TAX EXAMINATIONS. Any Member receiving advice that the Service intends to examine any income tax return of the Company shall promptly notify the other Members.

     13.4 WHOLE AGREEMENT. This Agreement and any other agreements referenced herein contain the entire understanding between the parties and supersede any prior understanding and agreements between them respecting the within subject matter. There are no agreements, arrangements or understandings, oral or written, between and among the parties hereto relating to the subject matter of this Agreement which are not set forth or expressly referred to herein.

     13.5 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the internal laws of the State of Delaware without giving effect to its rules concerning conflicts of laws.

     13.6 BINDING NATURE. Except as otherwise provided in this Agreement, this Agreement shall be binding upon and inure to the benefit of the Members and their successors, personal representatives, heirs, devisees, guardians and assigns.

     13.7 INVALIDITY. In the event that any provision of this Agreement shall be held to be invalid, the validity of the remaining provisions of the Agreement shall not in any way be affected thereby.

     13.8 COUNTERPARTS; FURTHER DOCUMENTS. This Agreement and any amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one agreement or amendment, as the case may be, notwithstanding that all of the parties are not signatories to the original or the same counterpart, or that signature pages from different counterparts are combined, and the signature of any party to any counterpart shall be deemed to be a signature to and may be appended to any other counterpart. At any time or times upon the request of the Managing Member, the parties agree to sign, swear to and/or acknowledge certificates or affidavits to certificates or statements of fictitious name, trade name or the like (and any amendments or cancellations thereof) required by the laws of or applicable to any jurisdiction in which the Company does or proposes to do business, or deemed necessary by the Board; and to cause the filing of any of the same for record wherever such filing shall be required by law.

     13.9 CONSTRUCTION. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and vice versa. Unless otherwise specifically stated, references to Sections, Subsections, Articles, or Appendices refer to the Sections, Subsections, Articles, and Appendices of this Agreement.

          IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.

                                   EPIC MEMBERSHIP CORP.


                                   By:
                                      ---------------------------------
                                   Name:
                                   Title:


                                   ------------------------------------
                                   Thomas F. Flatley

                                                                   SCHEDULE 3.1


                                   MEMBERS

                              STATE OF
          NAME                RESIDENCE/             ADDRESS         INITIAL
                             ORGANIZATION                             SHARE
 Epic Membership Corp.         Delaware                                  1%

   Thomas F. Flatley         Pennsylvania                               99%
